EXHIBIT 10.9

ADDENDUM TO CONVERTIBLE DEBENTURE, WARRANT TO PURCHASE COMMON STOCK AND SECURITIES PURCHASE AGREEMENT

This Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement (“Addendum”) is entered into as of the 2nd day of May 2006 by and between Material Technologies, Inc., a Delaware corporation (“Material”) and Golden Gate Investors, Inc., a California corporation (“GGI”).

WHEREAS, Material and GGI are parties to that certain 5 ¼ % Convertible Debenture dated as of December 16, 2005 (“Debenture”); and

WHEREAS, Material and GGI are parties to that certain Warrant to Purchase Common Stock dated as of December 16, 2005 (“Warrant”); and

WHEREAS, Material and GGI are parties to that certain Securities Purchase Agreement dated as of December 16, 2005 (“Securities Purchase Agreement”); and

WHEREAS, the parties desire to amend the Debenture, Warrant and Securities Purchase Agreement in certain respects.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Material and GGI agree as follows:

  All terms used herein and not otherwise defined herein shall have the definitions set forth in the Debenture.

  The Debenture Principal Amount shall be $1,000,000. The Purchase Price for the Debenture shall be $1,000,000. All amounts previously advanced by GGI to Material, and any additional amounts advanced by GGI to Material prior to the Effective Date, shall be applied to the Purchase Price.

  Upon notification and verification that the Registration Statement for the Conversion Shares has been filed with the Securities and Exchange Commission, GGI shall immediately send via wire $20,000 of the Purchase Price.

  Upon notification and verification that the Registration Statement for the Conversion Shares has been declared effective by the Securities and Exchange Commission (such date, the “Effective Date”), and such shares can legally be issued to GGI, Material shall immediately deliver 20,000,000 Material registered shares (in 50 certificates of 400,000 shares each), registered in the name of Golden Gate Investors, Inc., to Alan L. Atlas, Esq., who shall hold the shares in trust as a joint escrow agent for Material and GGI.  The delivery of such shares shall occur no later than five days after the Effective Date. Upon receipt of the Material registered Common Shares by Alan L. Atlas, Esq., GGI shall immediately send via wire the remainder of the Purchase Price

($1,000,000 less the sum of all amounts previously advanced to Material) which has not previously been funded, which shall occur no later than five days after the Effective Date. Such shares may only be released by Alan L. Atlas, Esq. pursuant to valid Debenture conversion notices submitted by GGI. It is understood that GGI shall not be considered the owner of the Material Common Shares held in escrow, and GGI agrees that it will not vote the shares in escrow or exercise any control whatsoever over such shares until such time as the shares are released to GGI by the escrow agent.

  The second sentence of section 3.1(a) of the Debenture is amended to read as follows: “The number of shares into which this Debenture may be converted is equal to the dollar amount of the Debenture being converted divided by the Conversion Price.”

  The last paragraph of section 3.1(a) of the Debenture is amended to read as follows: “If the Holder elects to convert a portion of the Debenture and, on the day that the election is made, the Volume Weighted Average Price is below the lesser of: (i) $0.05, or (ii) the lowest price at which any of the 20,000,000 additional shares referenced in section 12 herein are issued or sold, the Company shall have the option to do one of the following: (x) redeem that portion of the Debenture that Holder elected to convert, plus any accrued and unpaid interest, at 108% of such amount, or (y) increase the Discount Multiplier to 99% on that portion of the Debenture that Holder elected to convert, or (z) one time during any six month period, not permit any Debenture conversions by Holder for a period of 60 days.”

  If GGI elects to convert a portion of the Debenture and, on the day that the election is made, the Volume Weighted Average Price is $0.32 or higher, the Discount Multiplier shall be 72%.

  The Warrant is hereby cancelled, as is the Warrant prepayment set forth in the December 16, 2005 letter agreement between the parties.

  The second full paragraph of section 3.1(a) of the Debenture is amended to read as follows: “Beginning in the first full calendar month after the Registration Statement is declared effective, Holder must convert at least 10%, but no more than 40%, of the face value of the Debenture per calendar month into Common Shares of the Company, provided that the Common Shares are available, registered and freely tradable. Material may reduce the monthly maximum figure from 40% to 6% for any three calendar months (but not two consecutive calendar months) during the term of the Debenture by giving written notice of such election to GGI at least ten business days prior to the first day of the applicable calendar month.”

  The Deadline shall be the 120th day after the new Registration Statement is filed with the SEC, provided that the Company responds to all SEC comments within 15 business days of receipt thereof.

  The parties shall enter into an additional three $1,000,000 convertible debentures, each on the same terms and conditions as the Convertible Debenture. The parties must enter into each such additional convertible debenture no later than thirty days after the

Debenture Principal Amount is less than $400,000 for the prior debenture. GGI shall fund $100,000 of the Purchase Price for each additional convertible debenture at the time of entering into each additional convertible debenture, with the remaining portion of the Purchase Price to be funded upon notification and verification that the Registration Statement has been declared effective by the Securities and Exchange Commissions and shares can legally be issued to GGI. In the event that GGI fails to enter into any of the three additional convertible debentures in accordance with the terms hereof, GGI shall pay to Material liquidated damages of $100,000.

  In the Registration Statement, Material may register up to an additional 20,000,000 shares for sale or issuance to parties other than GGI.

  Except as specifically amended herein, all other terms and conditions of the Debenture and Securities Purchase Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Material and GGI have caused this Addendum to be signed by its duly authorized officers on the date first set forth above.

Material Technologies, Inc.                                                       Golden Gate Investors, Inc.

By:    /s/ Robert M. Bernstein                                                    By:    /s/ Travis Huff

Name:   Robert M. Bernstein                                                    Name:   Travis Huff

Title:   Chief Executive Officer                                                   Title:    Portfolio Manager